SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                         Date of Report October 11, 2001



                         Commission File Number: 0-17597


                            ELITE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                  Texas                                  76-0252296
      (State or other Jurisdiction of         (IRS Employer Identification No.)
       incorporation or organization)

              5050 Oakbrook Parkway
                    Suite 100
                 Norcross Georgia                          30093
     (Address of principal executive offices)           (Zip Code)

                                  770-559-4975
              (Registrant's telephone number, including area code)








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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


Kirschner & Associates, P.C. had served as the auditor of the Company's financial statements for the fiscal year ended May 31, 2000. Effective May 9, 2001, Kirschner & Associates, P.C. resigned from the engagement. Effective July 20, 2001, the Company engaged the firm of Israel and Ricardo Blanco, CPAs to act as the Registrant's independent certified public accountant. The Company's Board of Directors ratified the change to Israel and Ricardo Blanco, CPAs in July 2001. The Company believes, and has been advised by Kirschner & Associates, P.C. that it concurs in such belief, that in connection with the audit of the Company's financial statements for the year ended May 31, 2000 and subsequent hereto, the Company and Kirschner & Associates, P.C. do not have any disagreement on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kirschner & Associates, P.C. would have caused Kirschner & Associates, P.C. to make reference to such matter in their audit report.

The audit report of Kirschner & Associates, P.C. on the Company's financial statements for the year ended May 31, 2000 did not contain an adverse opinion, a disclaimer of opinion or qualification or modification as to audit scope or accounting principles. The audit report did include an explanatory paragraph that described substantial doubt about the Company's ability to continue as a going concern.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 11, 2001                 ELITE TECHNOLOGIES, INC.


                                       By:

                                         /s/ Scott Schuster
                                         ------------------------
                                      Name:  Scott Schuster
                                      Title:  Chief Executive Officer

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549-0410

Re:  Form 8-K/A Disclosures

Gentlemen:

We have been requested to comment on the disclosures made in Item 4 on Elite Technologies, Inc. Form 8-K/A as filed on October 11, 2001 to the Securities and Exchange Commission. Our comments are that we agree, without exception, to the writing of this item and filing of Form 8-K/A.

Very truly yours,

/s/ Kirschner &Associates, P.C.
------------------------------
Kirschner & Associates, P.C.
Certified Public Accountants
Marietta, Georgia
October 11, 2001



Office 770-590-8969 - FAX 770-590-1523 - email kircpa@bellsouth.net